Exhibit 99.1

FOR IMMEDIATE RELEASE
BAXTER REPORTS SECOND-QUARTER 2024 RESULTS
•Second-quarter sales from continuing operations of $3.81 billion increased 3% on a reported basis and 4% on a constant currency basis, exceeding the company’s previously issued guidance and delivering constant currency growth across all segments1
•Second-quarter U.S. GAAP2 diluted earnings per share (EPS) from continuing operations were ($0.62) and adjusted diluted EPS from continuing operations were $0.68, exceeding the company’s previously issued guidance
•Baxter increases its full-year sales guidance and now expects sales growth of approximately 3% on both a reported and constant currency basis
•Baxter increases its full-year adjusted diluted EPS guidance and now expects adjusted diluted EPS of $2.93 to $3.011

DEERFIELD, Ill., AUG. 6, 2024 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the second quarter of 2024.
"Baxter’s strategic transformation continues to gain momentum and drive performance benefiting our broad range of stakeholders,” said José (Joe) E. Almeida, chair, president and chief executive officer. “In addition to delivering positive top-line and bottom-line results in Q2 2024, Baxter’s portfolio of medically essential products continues to expand with the launch of leading-edge technologies and differentiated product presentations. We look forward to building on our positive trajectory and driving additional value for patients, healthcare providers, shareholders and our many other stakeholder communities.”

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1 Sales growth at constant currency rates and adjusted diluted EPS, as well as forecasts of those items on a forward-looking basis, are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section below for information about the non-GAAP financial measures included in this release and see the accompanying tables to this press release for reconciliations of those non-GAAP measures to the corresponding U.S. GAAP measures.
2 Generally Accepted Accounting Principles

Second-Quarter Financial Results
Worldwide sales from continuing operations in the second quarter totaled $3.81 billion, an increase of 3% on a reported basis and 4% on a constant currency basis, exceeding the company’s previously issued guidance of approximately 1% on a reported basis and 2% to 3% on a constant currency basis. Continuing operations exclude Baxter’s BioPharma Solutions (BPS) business, which was divested at the end of the third quarter of 2023.
U.S. sales from continuing operations in the second quarter totaled $1.80 billion, an increase of 3% year-over-year on a reported basis. International sales from continuing operations totaled $2.02 billion, an increase of 3% on a reported basis and 5% at constant currency rates.
Baxter achieved better-than-expected sales growth across all segments in the second quarter at constant currency rates. Double-digit Pharmaceuticals sales growth was driven by the ongoing impact of new product launches and heightened demand for Drug Compounding services. Mid-single digit sales growth in Medical Products & Therapies reflected the benefit of positive pricing and demand for a wide range of products across the portfolio, including the first U.S. sales of the Novum IQ large volume infusion pump with Dose IQ Safety Software. Sales performance in Healthcare Systems & Technologies (HST) was driven by increased demand for Care & Connectivity Solutions products, particularly our Patient Support Systems products. As expected, HST growth was partially offset by lower sales of Front Line Care products, due in part to the previously disclosed dynamics impacting growth in the U.S. primary care market. Growth in Kidney Care was driven by positive pricing and demand for Acute Therapies and Peritoneal Dialysis products and was partially offset by an expected decline in sales of in-center hemodialysis products due to select product and market exits.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s segments.
For the second quarter, total net income (loss) attributable to Baxter from continuing operations on a U.S. GAAP basis was ($314) million, or ($0.62) per diluted share. These results include special items totaling $659 million, primarily related to the impact of a goodwill impairment charge for the Chronic Therapies business within the company’s Kidney Care segment, separation-related costs and intangible amortization, among other factors. On an adjusted basis, excluding the impact of special items, income from continuing operations was $0.68 per diluted share, which exceeded the company’s previously issued guidance of $0.65 to $0.67 per diluted share. Performance in the quarter was driven by top-line results and operational efficiencies, which were partially offset by a negative impact from foreign exchange and a higher-than-expected tax rate in the quarter.
Corporate Responsibility
Baxter published its 2023 Corporate Responsibility Report in July 2024, showcasing the company’s dedication to making a meaningful difference in global healthcare and reporting with transparency on the environmental, social and governance topics most important to its stakeholders. The report shares updates on Baxter’s 2030 Corporate Responsibility Commitment and Goals, which support an overarching pledge to “Empower our Patients,” “Protect our Planet” and “Champion our People and Communities.” Among key accomplishments highlighted in the report, Baxter:
•Invested more than $143 million since 2021 to support underserved communities through strategic partnerships and donations.
•Announced a new partnership with UNICEF and a $2.5 million commitment through the Baxter International Foundation to improve climate-smart access to safe drinking water and sanitation in water-challenged regions of Egypt.
•Completed 150 energy conservation projects in 2023, which are estimated to reduce greenhouse gas (GHG) emissions by approximately 21,100 metric tons carbon dioxide equivalent per year beginning in 2024. This nearly doubles the GHG emissions reduction achieved with energy projects completed in 2022.3
•Continued to achieve top quartile workplace safety performance, as measured by total recordable incident rate.
Kidney Care Separation Update
Baxter’s preparations continue for the proposed separation of its Kidney Care segment. As announced on March 4, 2024, the company is exploring a potential sale of the Kidney Care business
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3 Estimated greenhouse gas emissions reductions are calculated for the full calendar year following project implementation.

in lieu of a proposed spinoff of that business. No final decision on the separation structure has been made. Regardless of the selected path, Baxter currently expects the separation of its Kidney Care business to take place in late 2024 or early 2025.
2024 Financial Outlook
For full-year 2024: Baxter now expects sales growth of approximately 3% on both a reported and constant currency basis. The company expects adjusted earnings, before special items, of $2.93 to $3.01 per diluted share.
For third-quarter 2024: The company expects sales growth of 3% to 4% on a reported basis and 4% to 5% on a constant currency basis. The company expects adjusted earnings, before special items, of $0.77 to $0.79 per diluted share.
A webcast of Baxter’s second-quarter 2024 conference call for investors can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on Aug. 6, 2024. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on X, LinkedIn and Facebook.
Non-GAAP Financial Measures
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company’s reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.

Net sales growth on a constant currency basis is a non-GAAP financial measure that provides information on the percentage change in net sales growth as if foreign currency exchange rates had remained constant between the prior and current periods.
Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company’s detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted other operating expense (income), net, adjusted operating income (loss), adjusted other income (expense), net, adjusted income (loss) from continuing operations before income taxes, adjusted income tax expense (benefit), adjusted income (loss) from continuing operations, adjusted income (loss) from discontinued operations, adjusted net income (loss), adjusted net income (loss) attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarters and six-month periods ended June 30, 2024 and 2023, special items for one or more periods included intangible asset amortization, business optimization charges, acquisition and integration costs, separation-related costs, expenses related to European medical devices regulation, a goodwill impairment, investment impairments, and certain tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company’s Board of Directors to evaluate the cash generated from Baxter’s operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company’s financial outlook for the remainder of 2024. Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking adjusted diluted EPS guidance because it believes that this measure provides useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance for the third quarter and full year 2024 because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments, unusual gains and losses, and changes in foreign currency exchange rates, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for third-quarter and full-year 2024) and business development and regulatory activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company’s ability to execute and complete strategic initiatives, asset dispositions and other transactions and development activities, including the proposed separation of the company’s Kidney Care business, the company’s plans to simplify its manufacturing footprint and the timing for such transactions, the ability to satisfy any applicable conditions and the expected proceeds, consideration and realization of anticipated benefits; failure to accurately forecast or achieve the company’s short- and long-term financial performance and goals (including with respect to the company’s strategic initiatives and other actions) and related impacts on our liquidity; the company’s ability to execute on its capital allocation plans, including the company’s debt repayment plans, the timing and amount of any dividends, share repurchases and divestiture proceeds and, if the company proceeds with the separation of the Kidney Care business in the form of a spinoff, the capital structure of the public company that would be formed (and the resulting capital structure for the remaining company); the company’s ability to successfully integrate acquisitions; the impact of global economic conditions (including, among other things, inflation levels, interest rates, financial market volatility, banking crises, the potential for a recession, the war in Ukraine, the conflict in the Middle East (including attacks on merchant ships in the Red Sea), tensions amongst China, Taiwan and the U.S., and the potential for escalation of these conflicts, the related economic sanctions being imposed globally in response to the conflicts and potential trade wars and global public health crises, pandemics and epidemics or the anticipation of any of the foregoing, on the company’s operations and on the company’s employees, customers, suppliers, and foreign governments in countries in which the company operates; downgrades to the company’s credit ratings or ratings outlooks, or withdrawals by rating agencies from rating us and the company’s indebtedness, and the impact on the company’s funding costs and liquidity; the impact of any goodwill, intangible asset or other long-lived asset impairments on the company’s operating results; product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements or the withdrawal or resubmission of any pending applications), the ability to manufacture at appropriate scale and the general unpredictability associated with the product development cycle; regulatory agency inspections, product quality or patient safety issues leading to product recalls, withdrawals, labeling changes, launch delays, warning letters, import bans, denial of import certifications, sanctions, seizures, litigation or declining sales, including the focus on evaluating product portfolios for the potential presence or formation of nitrosamines; future actions of, or failures to act or delays in acting by, FDA, the European Medicines Agency or any other regulatory body or government authority (including the SEC, Department of Justice or the Attorney General of any State) that could delay, limit or suspend product development, manufacturing or sale or result in seizures, recalls, injunctions, monetary sanctions or criminal or civil liabilities; demand and market acceptance risks for, and competitive pressures related to, new and existing products, challenges with the company’s ability to accurately predict changing consumer preferences and future expenditures and inventory levels, and challenges with the company’s ability to monetize new and existing products and services, the impact of those products on quality and patient safety concerns and the need for ongoing training and support for our products; breaches, including by cyber-attack, data leakage, unauthorized access or theft, or failures of or vulnerabilities in, the company’s information technology systems or products; the continuity, availability and pricing of acceptable raw materials and component parts, the company’s ability to pass some or all of these costs to the company’s customers through recent price increases or otherwise, and the related continuity of the company’s manufacturing and distribution and those of the company’s suppliers; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization or supply difficulties, including as a result of natural disaster, war, terrorism, global public health crises and epidemics/pandemics, regulatory actions or otherwise; the company’s ability to finance and develop new products or enhancements on commercially acceptable terms or at all; loss of key employees (including those involved with any key strategic actions), the occurrence of labor disruptions (including as a result of labor disagreements under bargaining agreements or national trade union agreements or disputes with works councils) or the inability to attract, develop, retain and engage employees; failures with respect to the company’s quality, compliance or ethics programs; future actions of third parties, including third-party payers and the company’s customers and distributors (including GPOs and IDNs); changes to legislation and regulation and other governmental pressures in United States and globally, including the cost of compliance and potential penalties for purported noncompliance thereof, including new or amended laws, rules and regulations as well as the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments, including with respect to pricing, reimbursement, taxation and rebate policies; the outcome of pending or future litigation; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global regulatory, trade and tax policies, including with respect to climate change and other sustainability matters; the ability to protect or enforce the company’s patents or other proprietary rights (including trademarks, copyrights, trade secrets and know-how) or where the patents of third parties prevent or restrict the company’s manufacture, sale or use of affected products or technology; fluctuations in foreign exchange and interest rates; any changes in law concerning the taxation of income (whether with respect to current or future tax reform); actions by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Dose IQ and Novum IQ are trademarks of Baxter International Inc.
Any other trademarks or product brands appearing herein are the property of their respective owners.

Media Contact
Andrea Johnson, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

###

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended June 30,
	2024	2023	Change
NET SALES	$3,812	$3,707	3%
COST OF SALES	2,381	2,596	(8)%
GROSS MARGIN	1,431	1,111	29%
% of Net Sales	37.5%	30.0%	7.5 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,021	964	6%
% of Net Sales	26.8%	26.0%	0.8 pts
RESEARCH AND DEVELOPMENT EXPENSES	173	165	5%
% of Net Sales	4.5%	4.5%	0.0 pts
GOODWILL IMPAIRMENT	430	—	NM
OTHER OPERATING INCOME, NET	(1)	(1)	0%
OPERATING LOSS	(192)	(17)	NM
% of Net Sales	(5.0)%	(0.5)%	(4.5) pts
INTEREST EXPENSE, NET	85	124	(31)%
OTHER (INCOME) EXPENSE, NET	(20)	42	NM
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(257)	(183)	40%
INCOME TAX EXPENSE	54	10	NM
% of Loss from Continuing Operations Before Income Taxes	(21.0)%	(5.5)%	(15.5) pts
LOSS FROM CONTINUING OPERATIONS	(311)	(193)	61%
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	54	(100)%
NET LOSS	(311)	(139)	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3	2	50%
NET LOSS ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(314)	$(141)	NM
LOSS FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(0.62)	$(0.39)	59%
Diluted	$(0.62)	$(0.39)	59%
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.00	$0.11	(100)%
Diluted	$0.00	$0.11	(100)%
LOSS PER COMMON SHARE
Basic	$(0.62)	$(0.28)	NM
Diluted	$(0.62)	$(0.28)	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	510	506
Diluted	510	506
ADJUSTED OPERATING INCOME (excluding special items)¹	$522	$489	7%
ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)¹	$348	$282	23%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$—	$55	(100)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$345	$335	3%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.68	$0.55	24%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$0.00	$0.11	(100)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.68	$0.66	3%
1    Refer to page 9 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended June 30, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairment	Operating Income (Loss)	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share
Reported	$1,431	$1,021	$173	$430	$(192)	$(257)	$54	$(311)	$(311)	$(314)	$(0.62)	$(0.62)
Reported percent of net sales (or effective tax rate for income tax expense)	37.5%	26.8%	4.5%	11.3%	(5.0)%	(6.7)%	(21.0)%	(8.2)%	(8.2)%	(8.2)%
Intangible asset amortization	115	(52)	—	—	167	167	38	129	129	129	0.25	0.25
Business optimization items[1]	12	(11)	3	—	20	20	5	15	15	15	0.03	0.03
Acquisition and integration items[2]	—	(6)	—	—	6	6	1	5	5	5	0.01	0.01
Separation-related costs[3]	1	(79)	(1)	—	81	81	14	67	67	67	0.13	0.13
European medical devices regulation[4]	10	—	—	—	10	10	2	8	8	8	0.02	0.02
Goodwill impairment[5]	—	—	—	(430)	430	430	—	430	430	430	0.84	0.84
Tax matters[7]	—	—	—	—	—	—	(5)	5	5	5	0.01	0.01
Adjusted	$1,569	$873	$175	$—	$522	$457	$109	$348	$348	$345	$0.68	$0.68
Adjusted percent of net sales (or effective tax rate for income tax expense)	41.2%	22.9%	4.6%	0.0%	13.7%	12.0%	23.9%	9.1%	9.1%	9.1%

						Reported	Adjusted
Net income (loss)						$(311)	$348
Less: Net income attributable to noncontrolling interests						3	3
Net income (loss) attributable to Baxter stockholders						$(314)	$345

Weighted-average diluted shares as reported						510
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported						1
Weighted-average diluted shares as adjusted						511

The company’s U.S. GAAP results for the three months ended June 30, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Other Operating Income, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,111	$964	$(1)	$(17)	$42	$(183)	$10	$(193)	$54	$(139)	$(141)	$(0.39)	$0.11	$(0.28)
Reported percent of net sales (or effective tax rate for income tax expense)	30.0%	26.0%	0.0%	(0.5)%	1.1%	(4.9)%	(5.5)%	(5.2)%	1.5%	(3.7)%	(3.8)%
Intangible asset amortization	105	(52)	—	157	—	157	38	119	—	119	119	0.23	0.00	0.23
Business optimization items[1]	266	(27)	—	293	—	293	43	250	—	250	250	0.49	0.00	0.49
Acquisition and integration items[2]	—	(8)	1	7	—	7	2	5	—	5	5	0.01	0.00	0.01
Separation-related costs[3]	4	(33)	—	37	—	37	—	37	8	45	45	0.07	0.02	0.09
European medical devices regulation[4]	12	—	—	12	—	12	4	8	—	8	8	0.02	0.00	0.02
Investment impairments[6]	—	—	—	—	(20)	20	5	15	—	15	15	0.03	0.00	0.03
Tax matters[7]	—	—	—	—	—	—	(41)	41	(7)	34	34	0.08	(0.01)	0.07
Adjusted	$1,498	$844	$—	$489	$22	$343	$61	$282	$55	$337	$335	$0.55	$0.11	$0.66
Adjusted percent of net sales (or effective tax rate for income tax expense)	40.4%	22.8%	0.0%	13.2%	0.6%	9.3%	17.8%	7.6%	1.5%	9.1%	9.0%

						Reported	Adjusted
Income (loss) from continuing operations						$(193)	$282
Less: Net income attributable to noncontrolling interests						2	2
Income (loss) from continuing operations attributable to Baxter stockholders						$(195)	$280

Weighted-average diluted shares as reported						506
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported						2
Weighted-average diluted shares as adjusted						508
1The company’s results in 2024 and 2023 included costs related to programs to optimize its organization and cost structure. In 2024, these costs primarily related to third-party costs incurred to support the transformation of certain general and administrative functions, property, plant, and equipment impairments in connection with the transfer of a manufacturing production line as part of its initiatives to optimize its global manufacturing and supply chain organization, and costs to centralize certain of its research and development activities into a new location. In 2023, these costs primarily related to the company's implementation of its new operating model, the integration of its acquisition of Hill-Rom Holdings, Inc. (Hillrom), and the decision to cease production of dialyzers at one of its U.S.-based manufacturing facilities, which resulted in a $243 million noncash impairment of property, plant and equipment in the second quarter of the prior year period.
2The company’s results in 2024 and 2023 included integration-related items comprised of Hillrom acquisition and integration expenses. In 2023 those costs were partially offset by net gains from changes in the fair value of contingent consideration liabilities.
3The company's results in 2024 and 2023 included separation-related costs primarily related to external advisors supporting its activities to prepare for the proposed separation of its Kidney Care segment, which are reported in continuing operations. The company's results in 2023 also included separation-related costs related to the sale of its BioPharma Solutions (BPS) business, which are reported in discontinued operations.
4The company’s results in 2024 and 2023 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
5The company's results in 2024 included a charge related to a goodwill impairment of the company's Chronic Therapies reporting unit within its Kidney Care segment.
6The company's results in 2023 included losses from non-marketable investments in several early stage companies, consisting of $23 million of noncash impairment write-downs, partially offset by a $3 million gain from the sale of an investment.
7The company’s results in 2024 included income tax expenses resulting from internal reorganization transactions related to the proposed separation of its Kidney Care segment. The company’s results in 2023 included a reallocation of income tax expense between discontinued operations and continuing operations resulting from the application of intraperiod tax allocation to its adjusted results in an interim period.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Six Months Ended June 30,
	2024	2023	Change
NET SALES	$7,404	$7,220	3%
COST OF SALES	4,586	4,834	(5)%
GROSS MARGIN	2,818	2,386	18%
% of Net Sales	38.1%	33.0%	5.1 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,048	1,959	5%
% of Net Sales	27.7%	27.1%	0.6 pts
RESEARCH AND DEVELOPMENT EXPENSES	349	329	6%
% of Net Sales	4.7%	4.6%	0.1 pts
GOODWILL IMPAIRMENT	430	—	NM
OTHER OPERATING INCOME, NET	(4)	(14)	(71)%
OPERATING INCOME (LOSS)	(5)	112	NM
% of Net Sales	(0.1)%	1.6%	(1.7) pts
INTEREST EXPENSE, NET	163	241	(32)%
OTHER (INCOME) EXPENSE, NET	(27)	40	NM
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(141)	(169)	(17)%
INCOME TAX EXPENSE	131	24	NM
% of Loss from Continuing Operations Before Income Taxes	(92.9)%	(14.2)%	NM
LOSS FROM CONTINUING OPERATIONS	(272)	(193)	41%
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	99	(100)%
NET LOSS	(272)	(94)	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5	3	67%
NET LOSS ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(277)	$(97)	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(0.54)	$(0.39)	38%
Diluted	$(0.54)	$(0.39)	38%
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.00	$0.20	(100)%
Diluted	$0.00	$0.20	(100)%
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.54)	$(0.19)	NM
Diluted	$(0.54)	$(0.19)	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	509	506
Diluted	509	506
ADJUSTED OPERATING INCOME (excluding special items)¹	$1,037	$928	12%
ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)¹	$681	$531	28%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$—	$104	(100)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$676	$632	7%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)[1]	$1.33	$1.04	28%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$0.00	$0.21	(100)%
ADJUSTED DILUTED EPS (excluding special items)¹	$1.33	$1.25	6%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the six months ended June 30, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairment	Operating Income (Loss)	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share
Reported	$2,818	$2,048	$349	$430	$(5)	$(141)	$131	$(272)	$(272)	$(277)	$(0.54)	$(0.54)
Reported percent of net sales (or effective tax rate for income tax expense)	38.1%	27.7%	4.7%	5.8%	(0.1)%	(1.9)%	(92.9)%	(3.7)%	(3.7)%	(3.7)%
Intangible asset amortization	229	(104)	—	—	333	333	78	255	255	255	0.50	0.50
Business optimization items[1]	26	(38)	(13)	—	77	77	20	57	57	57	0.11	0.11
Acquisition and integration items[2]	1	(10)	—	—	11	11	2	9	9	9	0.02	0.02
Separation-related costs[3]	5	(167)	(1)	—	173	173	27	146	146	146	0.29	0.29
European medical devices regulation[4]	18	—	—	—	18	18	4	14	14	14	0.03	0.03
Goodwill impairment[5]	—	—	—	(430)	430	430	—	430	430	430	0.84	0.84
Tax Matters[6]	—	—	—	—	—	—	(42)	42	42	42	0.08	0.08
Adjusted	$3,097	$1,729	$335	$—	$1,037	$901	$220	$681	$681	$676	$1.33	$1.33
Adjusted percent of net sales (or effective tax rate for income tax expense)	41.8%	23.4%	4.5%	0.0%	14.0%	12.2%	24.4%	9.2%	9.2%	9.1%

						Reported	Adjusted
Net income (loss)						$(272)	$681
Less: Net income attributable to noncontrolling interests						5	5
Net income (loss) attributable to Baxter stockholders						$(277)	$676

Weighted-average diluted shares as reported						509
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported						1
Weighted-average diluted shares as adjusted						510

The company’s U.S. GAAP results for the six months ended June 30, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Other Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share From Discontinued Operations	Diluted Earnings Per Share
Reported	$2,386	$1,959	$329	$(14)	$112	$40	$(169)	$24	$(193)	$99	$(94)	$(97)	$(0.39)	$0.20	$(0.19)
Reported percent of net sales (or effective tax rate for income tax expense)	33.0%	27.1%	4.6%	(0.2)%	1.6%	0.6%	(2.3)%	(14.2)%	(2.7)%	1.4%	(1.3)%	(1.3)%
Intangible asset amortization	215	(104)	—	—	319	—	319	71	248	—	248	248	0.49	0.00	0.49
Business optimization items[1]	301	(119)	(7)	—	427	—	427	73	354	—	354	354	0.70	0.00	0.70
Acquisition and integration items[2]	—	(14)	—	14	—	—	—	—	—	—	—	—	0.00	0.00	0.00
Separation-related costs[3]	5	(41)	—	—	46	—	46	—	46	15	61	61	0.09	0.03	0.12
European medical devices regulation[4]	24	—	—	—	24	—	24	7	17	—	17	17	0.03	0.00	0.03
Investment impairments[6]	—	—	—	—	—	(20)	20	5	15	—	15	15	0.03	0.00	0.03
Tax matters[7]	—	—	—	—	—	—	—	(44)	44	(10)	34	34	0.09	(0.02)	0.07
Adjusted	$2,931	$1,681	$322	$—	$928	$20	$667	$136	$531	$104	$635	$632	$1.04	$0.21	$1.25
Adjusted percent of net sales (or effective tax rate for income tax expense)	40.6%	23.3%	4.5%	0.0%	12.9%	0.3%	9.2%	20.4%	7.4%	1.4%	8.8%	8.8%

								Reported	Adjusted
Income (loss) from continuing operations								$(193)	$531
Less: Net income attributable to noncontrolling interests								3	3
Income (loss) from continuing operations attributable to Baxter stockholders								$(196)	$528

Weighted-average diluted shares as reported							506
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported							1
Weighted-average diluted shares as adjusted							507
1.The company’s results in 2024 and 2023 included costs related to programs to optimize its organization and cost structure. In 2024, these costs primarily related to a program to centralize certain of its research and development activities into a new location, property plant and equipment impairments in connection with the transfer of a manufacturing production line as part of its initiatives to optimize its global manufacturing and supply chain organization, third party costs incurred to support the transformation of certain general and administrative functions, and, to a lesser extent, the implementation of a new operating model intended to streamline and simplify its operations. In 2023, these costs primarily related to the company's implementation of its new operating model, the integration of its acquisition of Hillrom, and the decision to cease production of dialyzers at one of its U.S.-based manufacturing facilities, which resulted in a $243 million noncash impairment of property, plant and equipment in the second quarter of the prior year period.
2.The company’s results in 2024 and 2023 included integration-related items comprised of Hillrom acquisition and integration expenses. In 2023 those costs are offset by net gains from changes in the fair value of contingent consideration liabilities.
3.The company's results in 2024 and 2023 included separation-related costs primarily related to external advisors supporting its activities to prepare for the proposed separation of its Kidney Care segment, which are reported in continuing operations. The company's results in 2023 also included separation-related costs related to the sale of its BioPharma Solutions (BPS) business, which are reported in discontinued operations.
4.The company’s results in 2024 and 2023 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
5.The company's results in 2024 included a charge related to a goodwill impairment of the company's Chronic Therapies reporting unit within its Kidney Care segment.
6.The company's results in 2023 included losses from non-marketable investments in several early stage companies, consisting of $23 million of noncash impairment write-downs, partially offset by a $3 million gain from the sale of an investment.
7.The company’s results in 2024 included income tax expenses resulting from internal reorganization transactions related to the proposed separation of its Kidney Care segment. The company’s results in 2023 included a valuation allowance to reduce the carrying amount of a deferred tax asset for a tax basis step-up related to previously enacted Swiss tax legislation, as well as tax costs from separation-related activities and a reallocation of income tax expense between discontinued operations and continuing operations resulting from the application of intraperiod tax allocation to its adjusted results in an interim period.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)
The Medical Products and Therapies segment includes sales of our sterile IV solutions, infusion systems, administration sets, parenteral nutrition therapies and surgical hemostat, sealant and adhesion prevention products. The Healthcare Systems and Technologies segment includes sales of our connected care solutions and collaboration tools, including smart bed systems, patient monitoring systems and diagnostic technologies, respiratory health devices and advanced equipment for the surgical space, including operating room integration technologies, precision positioning devices and other accessories. The Pharmaceuticals segment includes sales of specialty injectable pharmaceuticals, inhaled anesthesia and drug compounding. The Kidney Care segment includes sales of chronic and acute dialysis therapies and services, including peritoneal dialysis, hemodialysis, continuous renal replacement therapies (CRRT) and other organ support therapies. Other sales not allocated to a segment primarily include sales of products and services provided directly through certain of our manufacturing facilities.

	Three Months Ended June 30,		% Growth @ Actual Rates	% Growth @ Constant Rates	Six Months Ended June 30,		% Growth @ Actual Rates	% Growth @ Constant Rates
	2024	2023			2024	2023
Infusion Therapies and Technologies	$1,045	$1,004	4%	5%	$2,011	$1,915	5%	5%
Advanced Surgery	277	272	2%	4%	540	518	4%	6%
Medical Products and Therapies	1,322	1,276	4%	5%	2,551	2,433	5%	5%
Care and Connectivity Solutions	452	436	4%	4%	854	865	(1)%	(2)%
Front Line Care	296	307	(4)%	(4)%	561	609	(8)%	(8)%
Healthcare Systems and Technologies	748	743	1%	1%	1,415	1,474	(4)%	(4)%
Injectables and Anesthesia	341	332	3%	4%	669	637	5%	6%
Drug Compounding	261	218	20%	20%	511	436	17%	18%
Pharmaceuticals	602	550	9%	11%	1,180	1,073	10%	11%
Chronic Therapies	917	928	(1)%	1%	1,805	1,812	(0)%	1%
Acute Therapies	201	188	7%	9%	415	376	10%	12%
Kidney Care	1,118	1,116	0%	3%	2,220	2,188	1%	3%
Other	22	22	0%	(5)%	38	52	(27)%	(29)%
Total - Continuing Operations	$3,812	$3,707	3%	4%	$7,404	$7,220	3%	3%
In connection with our segment change in the third quarter of 2023, we reclassified $8 million and $16 million of sales from the second quarter and first six months of 2023, respectively, from Chronic Therapies to Acute Therapies to conform to the current period presentation.

Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Segment Operating Income
(unaudited)
($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Medical Products and Therapies	$238	$264	$465	$461
% of Segment Net Sales	18.0%	20.7%	18.2%	18.9%
Healthcare Systems and Technologies	120	100	187	212
% of Segment Net Sales	16.0%	13.5%	13.2%	14.4%
Pharmaceuticals	75	89	153	176
% of Segment Net Sales	12.5%	16.2%	13.0%	16.4%
Kidney Care	83	55	242	112
% of Segment Net Sales	7.4%	4.9%	10.9%	5.1%
Other	9	6	13	13
Total	525	514	1,060	974
Unallocated corporate costs	(3)	(25)	(23)	(46)
Intangible asset amortization expense	(167)	(157)	(333)	(319)
Goodwill impairment	(430)	—	(430)	—
Business optimization items	(20)	(293)	(77)	(427)
Acquisition and integration items	(6)	(7)	(11)	—
Separation-related costs	(81)	(37)	(173)	(46)
European Medical Devices Regulation	(10)	(12)	(18)	(24)
Total operating income (loss)	(192)	(17)	(5)	112
Interest expense, net	85	124	163	241
Other (income) expense, net	(20)	42	(27)	40
Loss from continuing operations before income taxes	$(257)	$(183)	$(141)	$(169)

BAXTER — PAGE 14

BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended June 30,
	2024			2023			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies and Technologies	$579	$466	$1,045	$570	$434	$1,004	2%	7%	4%
Advanced Surgery	150	127	277	150	122	272	0%	4%	2%
Medical Products and Therapies	729	593	1,322	720	556	1,276	1%	7%	4%
Care and Connectivity Solutions	332	120	452	311	125	436	7%	(4)%	4%
Front Line Care	218	78	296	227	80	307	(4)%	(3)%	(4)%
Healthcare Systems and Technologies	550	198	748	538	205	743	2%	(3)%	1%
Injectables and Anesthesia	197	144	341	182	150	332	8%	(4)%	3%
Drug Compounding	—	261	261	—	218	218	0%	20%	20%
Pharmaceuticals	197	405	602	182	368	550	8%	10%	9%
Chronic Therapies	228	689	917	230	698	928	(1)%	(1)%	(1)%
Acute Therapies	77	124	201	64	124	188	20%	0%	7%
Kidney Care	305	813	1,118	294	822	1,116	4%	(1)%	0%
Other	16	6	22	16	6	22	0%	0%	0%
Total - Continuing Operations	$1,797	$2,015	$3,812	$1,750	$1,957	$3,707	3%	3%	3%

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2024			2023			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies and Technologies	$1,105	$906	$2,011	$1,084	$831	$1,915	2%	9%	5%
Advanced Surgery	297	243	540	294	224	518	1%	8%	4%
Medical Products and Therapies	1,402	1,149	2,551	1,378	1,055	2,433	2%	9%	5%
Care and Connectivity Solutions	610	244	854	609	256	865	0%	(5)%	(1)%
Front Line Care	413	148	561	448	161	609	(8)%	(8)%	(8)%
Healthcare Systems and Technologies	1,023	392	1,415	1,057	417	1,474	(3)%	(6)%	(4)%
Injectables and Anesthesia	388	281	669	355	282	637	9%	(0)%	5%
Drug Compounding	—	511	511	—	436	436	0%	17%	17%
Pharmaceuticals	388	792	1,180	355	718	1,073	9%	10%	10%
Chronic Therapies	454	1,351	1,805	459	1,353	1,812	(1)%	(0)%	(0)%
Acute Therapies	162	253	415	128	248	376	27%	2%	10%
Kidney Care	616	1,604	2,220	587	1,601	2,188	5%	0%	1%
Other	27	11	38	40	12	52	(33)%	(8)%	(27)%
Total - Continuing Operations	$3,456	$3,948	$7,404	$3,417	$3,803	$7,220	1%	4%	3%

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2024	2023
Cash flows from operations – continuing operations	$278	$780
Cash flows from investing activities - continuing operations	(257)	(326)
Cash flows from financing activities - continuing operations	(1,076)	(492)

Cash flows from operations - continuing operations	$278	$780
Capital expenditures - continuing operations	(292)	(328)
Free cash flow - continuing operations	$(14)	$452

	Six Months Ended June 30,
	2024	2023
Cash flows from operations – discontinued operations	$—	$50
Cash flows from investing activities - discontinued operations	—	(17)

Cash flows from operations - discontinued operations	$—	$50
Capital expenditures - discontinued operations	—	(17)
Free cash flow - discontinued operations	$—	$33

	Six Months Ended June 30,
	2024	2023
Cash flows from operations – Total Baxter	$278	$830
Cash flows from investing activities - Total Baxter	(257)	(343)
Cash flows from financing activities - Total Baxter	(1,076)	(492)

Cash flows from operations - Total Baxter	$278	$830
Capital expenditures - Total Baxter	(292)	(345)
Free cash flow - Total Baxter	$(14)	$485

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From the Three Months Ended June 30, 2023 to the Three Months Ended June 30, 2024
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Infusion Therapies and Technologies	4%	1%	5%
Advanced Surgery	2%	2%	4%
Medical Products and Therapies	4%	1%	5%
Care and Connectivity Solutions	4%	0%	4%
Front Line Care	(4)%	0%	(4)%
Healthcare Systems and Technologies	1%	0%	1%
Injectables and Anesthesia	3%	1%	4%
Drug Compounding	20%	0%	20%
Pharmaceuticals	9%	2%	11%
Chronic Therapies	(1)%	2%	1%
Acute Therapies	7%	2%	9%
Kidney Care	0%	3%	3%
Other	0%	(5)%	(5)%
Total - Continuing Operations	3%	1%	4%

*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From The Six Months Ended June 30, 2023 to The Six Months Ended June 30, 2024
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Infusion Therapies and Technologies	5%	0%	5%
Advanced Surgery	4%	2%	6%
Medical Products and Therapies	5%	0%	5%
Care and Connectivity Solutions	(1)%	(1)%	(2)%
Front Line Care	(8)%	0%	(8)%
Healthcare Systems and Technologies	(4)%	0%	(4)%
Injectables and Anesthesia	5%	1%	6%
Drug Compounding	17%	1%	18%
Pharmaceuticals	10%	1%	11%
Chronic Therapies	(0)%	1%	1%
Acute Therapies	10%	2%	12%
Kidney Care	1%	2%	3%
Other	(27)%	(2)%	(29)%
Total - Continuing Operations	3%	0%	3%

*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Third Quarter and Full Year 2024 U.S. GAAP Sales Growth to Projected Constant Currency Sales Growth and Projected Third Quarter and Full Year 2024 Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q3 2024*	FY 2024*
Sales growth - U.S. GAAP	3% - 4%	~ 3%
Foreign Exchange	>50 bps	<50 bps
Sales growth - Constant currency	4% - 5%	~ 3%

Adjusted Earnings Per Share Guidance	Q3 2024	FY 2024
Adjusted diluted EPS	$0.77 - $0.79	$2.93 - $3.01
*Totals may not foot due to rounding

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking adjusted diluted EPS guidance because it believes that this measure provides useful information for the reasons noted in the accompanying release. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance for the third quarter and full year of 2024 because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments, unusual gains and losses, and changes in foreign currency exchange rates, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.